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                                                                    EXHIBIT 99.1


                              SABINE ROYALTY TRUST


                                                                    NEWS RELEASE


                          SABINE ROYALTY TRUST DECLARES
                       MONTHLY CASH DISTRIBUTION FOR JULY

         DALLAS, TEXAS, JULY 3, 2003 - Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE - SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.20257 per unit, payable on July 29, 2003, to unit holders of record on July 15, 2003.

         Due to the timing of the end of the month of June, approximately $1,900,000 of revenue received will be posted in the following month of July in addition to normal receipts during July.

         For more information on Sabine Royalty Trust, please visit our website at www.sbr-sabineroyalty.com.


                                      * * *


         Contact: Ron E. Hooper
                  Senior Vice President
                  Bank of America, N.A.
                  Toll Free - 800.365.6541